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                                                                    EXHIBIT 11.1

                                 ICON CMT CORP.
                       COMPUTATION OF EARNINGS PER SHARE

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
                                                                                                        WEIGHTED
                                                                                           DAYS          AVERAGE
                                                                            SHARES      OUTSTANDING      SHARES
                                                                           ---------    -----------    -----------

YEAR ENDED DECEMBER 31, 1996
Shares outstanding at January 1, 1996...................................   6,545,455        365          6,545,455
Cheap stock consideration for stock, stock options and warrants issued
  during 1997...........................................................   4,172,240        365          4,172,240
                                                                                                       -----------
     Pro forma weighted average common shares outstanding...............                                10,717,695
                                                                                                       -----------
     Net loss for the year ended December 31, 1996......................                               $(8,038,000)
                                                                                                       -----------
     Pro forma net loss per common share................................                               $     (0.75)
                                                                                                       -----------
                                                                                                       -----------

SIX MONTHS ENDED JUNE 30, 1997
Shares outstanding at January 1, 1997...................................   6,545,455        181          6,545,455
Issuance of common stock upon conversion of preferred stock.............   3,466,902         31            593,779
Cheap stock consideration for stock, stock options and warrants issued
  during 1997...........................................................   2,161,939        150          1,791,662
                                                                           2,010,301        181          2,010,301
                                                                                                       -----------
     Pro forma weighted average common shares outstanding...............                                10,941,197
                                                                                                       -----------
     Net loss for the six months ended June 30, 1997....................                               $(5,684,000)
                                                                                                       -----------
     Pro forma net loss per common share................................                               $     (0.52)
                                                                                                       -----------
                                                                                                       -----------
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